Exhibit 99.1

Restaurant Brands International Inc. Announces Repricing of

First Lien Term Loan Facility

Oakville, Ontario – May 15, 2015 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) (“RBI”) and 1011778 B.C. Unlimited Liability Company and New Red Finance, Inc. (the “Issuers”) announced today the repricing of their First Lien Term Loan Facility resulting in an interest rate reduction to LIBOR + 2.75% with a 1.00% LIBOR floor in connection with the previously announced refinancing of the First Lien Term Loan Facility. The facility has a maturity date of December 12, 2021.

On May 14, 2015, the Issuers priced their previously announced offering of $1,250 million in aggregate principal amount of 4.625% First Lien Senior Secured Notes (the “Notes”). The Notes were priced at 100.00% of their face value and will have a maturity date of January 15, 2022. The Notes will be first lien senior secured obligations and will rank pari passu in right of payment with all of the Issuers’ existing and future senior indebtedness, including the First Lien Term Loan Facility. The Notes will be guaranteed on a senior secured basis by certain of their existing and future direct and indirect wholly owned restricted subsidiaries organized in the U.S. and Canada. The net proceeds from the offering of the Notes, together with cash on hand, are expected to be used to repay approximately $1,550 million of the amount outstanding under the First Lien Term Loan Facility.

The refinancing of the First Lien Term Loan Facility and the sale of the Notes is expected to be completed on or about May 22, 2015, subject to customary closing conditions.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with over $23 billion in system-wide sales and over 19,000 restaurants in approximately 100 countries and U.S. territories. RBI owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations and belief regarding its ability to refinance the existing First Lien Term Loan Facility and complete the proposed Notes offering, re-pricing and debt repayment on terms acceptable to RBI or at all. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International